   As filed with the Securities and Exchange Commission on January 25, 2002
                                                      Registration No. 333-49378



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                            PROASSURANCE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                  6631                         63-1261433
 (State or Other Jurisdiction             (Primary Standard Industrial            (IRS Employer
of  Incorporation or Organization)         Classification Code Number)         Identification No.)


                               100 BROOKWOOD PLACE
                            BIRMINGHAM, ALABAMA 35209
                                 (205) 877-4400
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, or Registrant's Principal Executive Offices)


                                   COPIES TO:
                          JACK P. STEPHENSON, JR., ESQ.
                                BURR & FORMAN LLP
                        420 NORTH 20TH STREET, SUITE 3100
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 458-5201


         The Registration Fee was previously calculated and paid in connection with the initial filing of the Registration Statement on November 6, 2000.

                            DESCRIPTION OF AMENDMENT

         ProAssurance Corporation (the "Registrant") registered the issuance of 34,741,435 shares of its common stock (the "Registered Shares") pursuant to a Registration Statement on Form S-4 (File No. 333-49378) originally filed with the Securities and Exchange Commission on November 6, 2000. On June 27, 2001, the Registrant issued 25,890,442 Registered Shares (the "Issued Shares") to the former shareholders of Medical Assurance, Inc. ("Medical Assurance") and Professionals Group, Inc. ("Professionals Group") pursuant to the consolidation of Medical Assurance and Professionals Group under the ownership of the Registrant as contemplated by an Agreement to Consolidate between Medical Assurance and Professionals Group dated June 22, 2000. Since June 27, 2001, holders of options previously granted under the Professionals Group 1996 Long Term Stock Incentive Plan have exercised options with respect to 137,992 Registered Shares, and Registrant has filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 with respect to 789,970 Registered Shares (collectively the "Option Shares") reserved for issuance pursuant to options previously granted under the Medical Assurance, Inc. Incentive Compensation Stock Plan and the Professionals Group, Inc. 1996 Long Term Stock Incentive Plan, all of which options were assumed by Registrant pursuant to said Agreement to Consolidate, effective June 27, 2001. There are 7,923,031 shares of common stock of the Registrant (the "Unsold Shares") that will not be issued as Issued Shares or Option Shares under the Registration Statement. Registrant paid a registration fee in the amount of $27,680 in connection with the registration of the Unsold Shares under the Registration Statement. The registration fee paid by the Registrant with respect to the Unsold Shares will be used as an offset against registration fees payable on securities to be registered in the future by the Registrant pursuant to SEC Rule 457(p).


                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to its Registration Statement on Form S-4 to be signed on its behalf, by the undersigned thereunto duly authorized in the City of Homewood, State of Alabama, on this the 4th day of January, 2002.

                                      PROASSURANCE CORPORATION

                                      By:      /s/A. Derrill Crowe, M.D.
                                         --------------------------------------
                                               A. Derrill Crowe, M.D.,
                                               Chairman of the Board and
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

         Signature                       Title                              Date
         ---------                       -----                              ----

/s/A. Derrill Crowe, M.D.                Chief Executive Officer,           January 4, 2002
---------------------------------        Director (Principal Executive
A. Derrill Crowe, M.D.                   Officer)

/s/James J. Morello                      Treasurer (Principal               January 4, 2002
---------------------------------        Accounting Officer)
James J. Morello

/s/Victor T. Adamo                       Director                           January 4, 2002
---------------------------------
Victor T. Adamo, Esq.

/s/Paul R. Butrus                        Director                           January 4, 2002
---------------------------------
Paul R. Butrus

/s/Norton E. Cowart, M.D.                Director                           January 4, 2002
---------------------------------
Norton E. Cowart, M.D.

/s/Robert E. Flowers, M.D.               Director                           January 8, 2002
---------------------------------
Robert E. Flowers, M.D.

/s/Leon C. Hamrick, M.D.                 Director                           January 4, 2002
---------------------------------
Leon C. Hamrick, M.D.

/s/John P. North                         Director                           January 4, 2002
---------------------------------
John P. North, Jr.

/s/Ann F. Putallaz, Ph.D.                Director                           January 4, 2002
---------------------------------
Ann F. Putallaz, Ph.D.

/s/William H. Woodhams, M.D.             Director                           January 8, 2002
---------------------------------
William H. Woodhams, M.D.

                                LIST OF EXHIBITS
                                 FILED HEREWITH


23.1 Consent of Ernst & Young LLP., independent certified public accountants of ProAssurance Corporation and Medical Assurance, Inc.

23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants of Professionals Group, Inc.

23.3 Consent of KPMG LLP, independent certified public accountants of Professionals Group, Inc.

23.4 Consent of PricewaterhouseCoopers LLP, independent certified public accountants of Michigan Educational Employees Mutual Insurance Company (predecessor to MEEMIC Holdings, Inc.).